AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1999
                                                     REGISTRATION NO. 333-
                                                     REGISTRATION NO. 333-75937
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BANK UNITED CORP.

                           BANK UNITED CAPITAL TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 13-3528556
              DELAWARE                              TO BE APPLIED FOR
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            ------------------------

                             3200 SOUTHWEST FREEWAY
                                   SUITE 2600
                               HOUSTON, TX 77027
                                 (713) 543-6500
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                           JONATHON K. HEFFRON, ESQ.
     EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER AND GENERAL COUNSEL
                             3200 SOUTHWEST FREEWAY
                                   SUITE 2600
                               HOUSTON, TX 77027
                                 (713) 543-6500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                            ------------------------

                                COPIES TO:
   CRAIG M. WASSERMAN, ESQ.                               LEE MEYERSON, ESQ.
WACHTELL, LIPTON, ROSEN & KATZ                        SIMPSON THACHER & BARTLETT
      51 WEST 52ND STREET                                425 LEXINGTON AVENUE
      NEW YORK, NY 10019                               NEW YORK, NEW YORK 10017
        (212) 403-1000                                      (212) 455-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                               PROPOSED             PROPOSED
               TITLE OF EACH CLASS OF                                           MAXIMUM              MAXIMUM
                  SECURITIES TO BE                       AMOUNT TO BE       OFFERING PRICE          AGGREGATE
                     REGISTERED                       REGISTERED(1)(3)(5)   PER UNIT(2)(4)      OFFERING PRICE(4)
------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $[    ] per share, of
  Bank United Corp..................................
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01 per share, of
  Bank United Corp..................................
------------------------------------------------------------------------------------------------------------------
Depositary Shares of Bank United Corp.(6)...........
------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debt Securities of Bank United
  Corp..............................................
------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of Bank United Capital
  Trust(7)..........................................
------------------------------------------------------------------------------------------------------------------
Guarantee by Bank United Corp. of Trust Preferred
  Securities of Bank United Capital Trust(8)........
------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of Bank United Corp........
------------------------------------------------------------------------------------------------------------------
Stock Purchase Units of Bank United Corp............
------------------------------------------------------------------------------------------------------------------
        Total.......................................                                              $150,000,000
==================================================================================================================


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               TITLE OF EACH CLASS OF                     AMOUNT OF
                  SECURITIES TO BE                       REGISTRATION
                     REGISTERED                             FEE(5)
--------------------------------------------------------------------------------------------
Preferred Stock, par value $[    ] per share, of
  Bank United Corp..................................
---------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01 per share, of
  Bank United Corp..................................
------------------------------------------------------------------------------------------------------------------

Depositary Shares of Bank United Corp.(6)...........
------------------------------------------------------------------------------------------------------------------

Junior Subordinated Debt Securities of Bank United
  Corp..............................................
------------------------------------------------------------------------------------------------------------------

Trust Preferred Securities of Bank United Capital
  Trust(7)..........................................
------------------------------------------------------------------------------------------------------------------

Guarantee by Bank United Corp. of Trust Preferred
  Securities of Bank United Capital Trust(8)........
------------------------------------------------------------------------------------------------------------------

Stock Purchase Contracts of Bank United Corp........
------------------------------------------------------------------------------------------------------------------

Stock Purchase Units of Bank United Corp............
------------------------------------------------------------------------------------------------------------------

        Total.......................................      $41,700.00
------------------------------------------------------------------------------------------------------------------

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                                                        (CONTINUED ON NEXT PAGE)

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(CONTINUED FROM COVER)

(1) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per share or proposed maximum offering price. There are being registered hereunder such presently indeterminate principal amount or number of shares of Preferred Stock, Class A Common Stock, Depositary Shares, Junior Subordinated Debt Securities, Stock Purchase Contracts and Stock Purchase Units of Bank United Corp. and of Trust Preferred Securities of Bank United Capital Trust and the related Guarantee by Bank United Corp. as may be offered from time to time, with an aggregate initial offering price not to exceed $150,000,000.00

(2) We will determine the proposed maximum offering price per unit in connection with our issuance of the securities registered hereunder.

(3) Or, if the securities registered hereby are issued (i) with an initial offering price denominated in a foreign currency or currency unit, such amount as shall result in aggregate gross proceeds not in excess of $150 million to the Registrants at the time of initial offering or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds not in excess of $150 million to the Registrants.

(4) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5) An aggregate amount of $680,000,000 of Preferred Stock, Class A Common Stock, Depositary Shares and Junior Subordinated Debt Securities of Bank United Corp. and of Trust Preferred Securities of Bank United Capital Trust and the related Guarantee by Bank United Corp. previously registered pursuant to Registration Statement No. 333-75937 is being included in the Prospectus filed with this Registration Statement. The Registrants previously paid a filing fee with respect to such securities in the amount of $189,040.

(6) In the event that Bank United Corp. elects to offer to the public fractional interests in shares of Preferred Stock registered under this Registration Statement, Depositary Shares, evidenced by depositary receipts issued under a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

(7) Each Trust Preferred Security represents a preferred undivided beneficial ownership interest in the assets of Bank United Capital Trust.

(8) Bank United Corp. is also registering under this Registration Statement its guarantee of the Trust Preferred Securities. In accordance with Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for any such guarantee or any other such obligation.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE FORM OF PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH ALSO RELATES TO AN AGGREGATE REMAINING AMOUNT OF $680,000,000 OF PREFERRED STOCK, CLASS A COMMON STOCK, DEPOSITARY SHARES AND JUNIOR SUBORDINATED DEBT SECURITIES OF BANK UNITED CORP. AND OF TRUST PREFERRED SECURITIES OF BANK UNITED CAPITAL TRUST AND THE RELATED GUARANTEE BY BANK UNITED CORP. PREVIOUSLY REGISTERED UNDER REGISTRATION STATEMENT ON FORM S-3 (NO. 333-75937). THIS REGISTRATION STATEMENT IS A NEW REGISTRATION STATEMENT, CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-75937, AND SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED.

                            ------------------------

     WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE, AND IT MAY CHANGE. THIS PROSPECTUS IS INCLUDED IN A REGISTRATION STATEMENT THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER WE NOR THE SELLING STOCKHOLDERS CAN SELL THESE SECURITIES UNTIL THAT REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 27, 1999

                                   PROSPECTUS

                                      BANK
                                  UNITED CORP.
                 ----------------------------------------------

                           BANK UNITED CAPITAL TRUST
                 ----------------------------------------------

                                  $830,000,000

                                PREFERRED STOCK
                              CLASS A COMMON STOCK
                               DEPOSITARY SHARES
                      JUNIOR SUBORDINATED DEBT SECURITIES
                                   GUARANTEE
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                              of Bank United Corp.

                           TRUST PREFERRED SECURITIES
                          of Bank United Capital Trust

INVESTING IN THE OFFERED SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

Our Class A common stock is traded on the Nasdaq under the symbol "BNKU". On July 26, 1999, the last reported sale price of our Class A common stock on the Nasdaq was $37.00 per share. We urge prospective purchasers of the Class A common stock to obtain current information as to market prices of the Class A common stock.

        WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENTS CAREFULLY BEFORE YOU INVEST.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

THESE SECURITIES ARE NOT OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                            ------------------------

JULY   , 1999

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Risk Factors ............................................................      1
Use of Proceeds .........................................................      4
Ratios of Earnings to Fixed Charges and
  Earnings to Combined Fixed Charges
  and Preferred Dividends ...............................................      4
Bank United Corp. .......................................................      5
Bank United Capital Trust ...............................................      6
Description of Offered Securities .......................................      8
Relationship Among the Trust Preferred Securities, the Trust Preferred
  Securities Guarantee and the Junior Subordinated Notes Held by Bank
  United Capital Trust ..................................................     33
Selling Stockholders ....................................................     34
Plan of Distribution ....................................................     35
Legal Matters ...........................................................     36
Experts .................................................................     36
Forward-Looking Information .............................................     36
About this Prospectus ...................................................     37
Where You Can Find More Information .....................................     38

                                  RISK FACTORS

     An investment in any of the securities offered by this prospectus involves certain risks. Before you decide to purchase any of these securities, you should carefully consider the following risk factors, in addition to the other information included in this prospectus and the applicable prospectus supplement, before making an investment decision.

HOLDERS OF SHARES OF OUR COMMON STOCK COULD EXPERIENCE DILUTION.

     We issued 31,595,596 shares in our IPO in August 1996. Since that time, we have repurchased 34,200 shares and issued 142,250 shares, so that we currently have 31,703,646 shares of common stock outstanding. Of the 31,595,596 shares issued in our IPO, 12,075,000 were registered under the Securities Act of 1933 and sold to the public in the IPO, and 19,520,596 were subject to contractual restrictions on sale which expired or expire at various times. We agreed to use our best efforts to register these 19,520,596 shares under the Securities Act and to maintain the effectiveness of these registrations for a specified period. The restrictions on 11,314,818 shares expired prior to March 31, 1999, and the contractual restrictions on the sale of 7,887,436 of the remaining 8,205,778 shares were terminated on June 4, 1999 and the restrictions on the remaining 318,342 shares will terminate on July 28, 1999.

OUR OBLIGATIONS UNDER THE TRUST PREFERRED SECURITIES GUARANTEE AND THE JUNIOR SUBORDINATED DEBT SECURITIES ARE SUBORDINATED.

     Our obligations under the trust preferred securities guarantee and under the junior subordinated debt securities will rank junior in priority of payment to all our senior indebtedness. This means that we cannot make any payments on the trust preferred securities guarantee or the junior subordinated debt securities if we default on a payment of senior indebtedness and do not cure the default within the applicable grace period, or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, our obligations under the trust preferred securities guarantee and under the junior subordinated debt securities will rank junior to all existing and future liabilities of our subsidiaries.

     We cannot make any payments on the trust preferred securities guarantee if we default on a payment on any of our other debt. In addition, in the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the trust preferred securities guarantee only after we have made all payments on our other liabilities.

     Neither the trust preferred securities of Bank United Capital Trust, our junior subordinated debt securities nor our trust preferred securities guarantee limit our ability or that of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debt securities and the trust preferred securities guarantee.

BANK UNITED CAPITAL TRUST'S ABILITY TO MAKE PAYMENTS ON ITS TRUST PREFERRED SECURITIES WILL DEPEND ENTIRELY ON OUR PAYMENTS ON OUR JUNIOR SUBORDINATED DEBT SECURITIES.

     The only assets of Bank United Capital Trust will be its investment in our junior subordinated debt securities. Accordingly, the ability of Bank United Capital Trust to pay scheduled distributions on its trust preferred securities, as well as the redemption price and the liquidation amount of the trust preferred securities, is solely dependent upon us paying, when due, the related payments we are obligated to pay on the junior subordinated debt securities.

OUR OBLIGATIONS UNDER THE TRUST PREFERRED SECURITIES GUARANTEE ARE LIMITED.

     The trust preferred securities guarantee only guarantees that we will make distribution, redemption and liquidation payments on the trust preferred securities of Bank United Capital Trust if it has the funds to do so itself but does not. If we fail to pay in full principal or interest when due on our junior subordinated debt securities, Bank United Capital Trust will not have sufficient funds to make distribution, redemption or liquidation payments on the trust preferred securities. In those circumstances, you also will not be able to rely upon the trust preferred securities guarantee for payment of these amounts.

     Instead, you:

          o may directly sue us or seek other remedies to collect your proportionate share of payments owed; or

          o rely on the Property Trustee to enforce Bank United Capital Trust's rights under the junior subordinated debt securities.

OUR DEFERRAL OF DISTRIBUTIONS ON THE JUNIOR SUBORDINATED DEBT SECURITIES WOULD NOT RELIEVE YOU OF LIABILITY FOR TAXES AND COULD AFFECT THE TRADING PRICE OF THE TRUST PREFERRED SECURITIES.

     So long as no event of default under the junior subordinated debt securities has occurred and is continuing, we can, on one or more occasions, defer interest payments on the junior subordinated debt securities for the number of consecutive periods specified in the applicable prospectus supplement. If we defer interest payments on the junior subordinated debt securities, Bank United Capital Trust will defer distributions on the trust preferred securities during such deferral period. However, distributions will still accumulate and such deferred distributions will themselves accrue interest to the extent permitted by law.

     If we defer payments of interest on the junior subordinated debt securities held by Bank United Capital Trust, you will be required to recognize interest income for U.S. federal income tax purposes based on your proportionate share of the interest on those junior subordinated debt securities before you receive any cash relating to such interest. In addition, you will not receive such cash from the trust if you sell the trust preferred securities before the end of any deferral period or before the record date relating to distributions that are paid.

     We have no current intention of deferring interest payments on the junior subordinated debt securities and believe that deferral is a remote possibility. However, if we exercise our right to defer in the future, the trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. If you sell the trust preferred securities during an interest deferral period, you may not receive the same return on your investment as someone who continues to hold the trust preferred securities.

     Even if we do not exercise our right to defer interest payments on the junior subordinated debt securities, our right to do so may make the market price for the trust preferred securities more volatile than that of other securities without this feature.

     The prospectus supplement with respect to the trust preferred securities will describe relevant U.S. federal income tax considerations applicable to the purchase, holding and disposition of the trust preferred securities.

WE MAY REDEEM YOUR TRUST PREFERRED SECURITIES AT ANY TIME IF SPECIFIED CHANGES IN TAX, INVESTMENT COMPANY OR BANK REGULATORY LAW OCCUR.

     If any of the changes in tax, investment company or bank regulatory law described in this prospectus occur and are continuing, and certain other conditions are satisfied, we will have the right to redeem the junior subordinated debt securities within 90 days of the event whether or not we could otherwise have redeemed the junior subordinated debt securities at that time. Any redemption will cause a mandatory redemption of trust preferred securities having a total liquidation amount equal to the total principal amount of junior subordinated debt securities to be redeemed. Prior to any such redemption, we will obtain any required regulatory approvals. See "Description of the Offered Securities -- Trust Preferred Securities -- Distribution of the Junior Subordinated Debt Securities" and "-- Special Event Redemption."

HOLDERS OF THE TRUST PREFERRED SECURITIES WILL HAVE LIMITED VOTING RIGHTS.

     You will have very limited voting rights if you own or hold trust preferred securities. Among other things, we will have the power to elect or remove any of the trustees of Bank United Capital Trust unless an event of default under the junior subordinated debt securities has occurred and is continuing. See "Trust Preferred Securities -- Voting Rights; Amendment of Declaration."

WE MAY TERMINATE BANK UNITED CAPITAL TRUST AT ANY TIME.

     Subject to obtaining any required regulatory approval, we have the right to terminate Bank United Capital Trust at any time. If we decide to exercise our right to terminate Bank United Capital Trust, Bank United Capital Trust will redeem its trust securities by distributing the junior subordinated debt securities to holders of the trust securities on a proportionate basis.

     Under current U.S. federal income tax law, a distribution of junior subordinated debt securities to you upon the dissolution of Bank United Capital Trust should not be a taxable event to you. However, if Bank United Capital Trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debt securities to you may be a taxable event to you.

     We have no current intention of terminating Bank United Capital Trust and distributing junior subordinated debt securities to the holders of its trust preferred securities. We anticipate that we would consider exercising this right in the event that expenses associated with maintaining Bank United Capital Trust were substantially greater than currently expected, such as if certain changes in tax, investment company or bank regulatory law occurred. We cannot predict the other circumstances under which we would exercise this right.

THE TRUST PREFERRED SECURITIES ARE A NEW SECURITY WITH NO PRIOR MARKET.

     Prior to this offering there has been no public market for the trust preferred securities, and we cannot assure you that a market will develop. The trust preferred securities may not be listed on any securities exchange. The underwriters may make a market in the trust preferred securities after the consummation of this offering, as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so, and may discontinue any such market making activities at any time without notice. If a trading market for the trust preferred securities does develop, the trust preferred securities may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

THERE MAY BE NO TRADING MARKET FOR THE JUNIOR SUBORDINATED DEBT SECURITIES.

     Although we will use our best efforts to list the junior subordinated debt securities on the exchange, if any, on which the trust preferred securities are then listed if they are distributed, we cannot assure you that the junior subordinated debt securities will be approved for listing on that exchange or that a trading market will exist for those securities.

                                USE OF PROCEEDS

     Unless we have indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes. Bank United Capital Trust will use the net proceeds from the sale of its trust preferred securities to purchase junior subordinated debt securities from us.

     Neither we nor Bank United Capital Trust will receive any of the proceeds from any sale of Class A common stock by any of the selling stockholders. See "Selling Stockholders."

                      RATIOS OF EARNINGS TO FIXED CHARGES
         AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

     Our ratios of earnings to fixed charges, which are computed on the basis of the total enterprise (as defined by the Securities and Exchange Commission) by dividing earnings before fixed charges and income taxes by fixed charges, are shown below for the periods indicated. Also shown below are our ratios of earnings to combined fixed charges and preferred stock dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements, for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

                                            SIX MONTHS ENDED
                                               MARCH 31,                      YEAR ENDED SEPTEMBER 30,
                                          --------------------  -----------------------------------------------------
                                            1999       1998       1998       1997       1996       1995       1994
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS TO FIXED CHARGES:
     Excluding interest expense on
       deposits.........................       1.56       1.41       1.50       1.54       1.21       1.30       1.72
     Including interest expense on
       deposits.........................       1.31       1.22       1.26       1.29       1.11       1.16       1.26
EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED DIVIDENDS:
     Excluding interest expense on
       deposits.........................       1.44       1.30       1.37       1.40       1.10       1.23       1.54
     Including interest expense on
       deposits.........................       1.25       1.17       1.20       1.22       1.06       1.13       1.21

                               BANK UNITED CORP.

     We are a broad-based financial services provider to consumers and businesses in Texas and selected regional markets throughout the United States. At March 31, 1999, we operated a 94-branch community banking network serving nearly 265,000 households, as well as 19 commercial banking offices in 16 states across the country. As of March 31, 1999, we were the largest publicly traded financial institution headquartered in Texas, with $14.9 billion in assets, $6.6 billion in deposits, and $723.0 million in stockholders' equity. Our address is 3200 Southwest Freeway, Suite 2600, Houston, Texas 77027 and our telephone number is (713) 543-6500.

     We were incorporated in Delaware on December 19, 1989 as USAT Holdings Inc. and became the holding company for Bank United (the "Bank") upon its formation on December 30, 1988. The Bank is a federally chartered savings bank, the deposits of which are insured by the Savings Association Insurance Fund, which is administered by the FDIC. In December 1996, we formed a wholly owned, Delaware subsidiary, BNKU Holdings, Inc., which is now the direct parent company of the Bank.

     The Bank's capital levels at March 31, 1999 and September 30, 1998 qualified it as "well-capitalized," the highest of five categories under applicable regulatory definitions. The Bank's capital ratios at March 31, 1999 and September 30, 1998, and the applicable regulatory capital requirements, were as follows:

                                         MARCH 31,      SEPTEMBER 30,     CAPITAL ADEQUACY     WELL-CAPITALIZED
                                           1999             1998             REQUIREMENT          REQUIREMENT
                                        -----------    ---------------    -----------------    -----------------
Tangible capital.....................       6.73%            6.75%               1.50%             --
Core/leverage capital................       6.75%            6.77%               3.00%                5.00%
Tier 1 capital.......................       9.86%            9.97%            --                      6.00%
Total risk-based capital.............      11.92%           10.48%               8.00%               10.00%

                           BANK UNITED CAPITAL TRUST

     Bank United Capital Trust is a statutory business trust newly formed under Delaware law by (1) a declaration of trust executed by us, as sponsor for the trust, and by the trustees for the trust, and (2) the filing of a certificate of trust with the Delaware Secretary of State. The declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part, as of the date securities of Bank United Capital Trust are initially issued. The amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

     Bank United Capital Trust exists for the exclusive purposes of (1) issuing two classes of trust securities, trust preferred securities and trust common securities, which together represent undivided beneficial interests in the assets of Bank United Capital Trust; (2) investing the gross proceeds of the trust securities in our junior subordinated debt securities; and (3) engaging in only those other activities necessary or incidental thereto.

     We will directly or indirectly own all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made thereon proportionately, with the trust preferred securities except that upon the occurrence and during the continuance of an event of default under the amended declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire, directly or indirectly, trust common securities in a total liquidation amount equal to 3% of the total capital of Bank United Capital Trust.

     Bank United Capital Trust has a term of approximately 55 years, but may terminate earlier as provided in its amended declaration. The business and affairs of Bank United Capital Trust will be conducted by its trustees, who will initially be appointed by us, as the direct or indirect holder of all the trust common securities. We, as the direct or indirect holder of all of the trust common securities of Bank United Capital Trust, will also be entitled to appoint, remove or replace the Bank United Capital Trust trustees, unless an event of default in respect of our junior subordinated debt securities held by Bank United Capital Trust has occurred and is continuing.

     The duties and obligations of the Bank United Capital Trust trustees will be governed by the amended declaration. A majority of the Bank United Capital Trust trustees (the "Regular Trustees") will be persons who are our employees, officers, or affiliates.

     One Bank United Capital Trust trustee will be a financial institution unaffiliated with us that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, under the terms set forth in a prospectus supplement (the "Property Trustee"). The Property Trustee will hold title to the junior subordinated debt securities for the benefit of the holders of the trust securities of Bank United Capital Trust. As holder of the junior subordinated securities the Property Trustee will have the power to exercise all rights, powers and privileges under the indenture related to the junior subordinated debt securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the junior subordinated debt securities held by it for the benefit of the holders of the trust preferred securities of Bank United Capital Trust. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the Property Account. Unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Bank United Capital Trust trustee will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). In limited circumstances that will be described in a prospectus supplement relating to trust preferred securities, the holders of a majority of the trust preferred securities will be entitled to appoint or remove the Property Trustee or the Delaware Trustee.

     The rights of the holders of the trust securities, including economic rights, rights to information and voting rights, are contained in the amended declaration, the Delaware Business Trust Act and the Trust Indenture Act. We will pay all fees and expenses related to Bank United Capital Trust and the offering of trust securities, the payment of which will be guaranteed by us. The office of the Delaware Trustee for Bank United Capital Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of Bank United Capital Trust will be c/o Bank United Corp., 3200 Southwest Freeway, Suite 2600, Houston, Texas 77027 and its telephone number is (713) 543-6500.

                       DESCRIPTION OF OFFERED SECURITIES

     If so indicated in the applicable prospectus supplement, the terms of any securities may differ from the terms set forth below.

CLASS A COMMON STOCK

     As of July 22, 1999, we had 31,703,646 shares of Class A common stock issued and outstanding and 3,762,270 shares reserved for issuance under our stock option plans. The material provisions relating to our Class A common stock can be found in our certificate of incorporation and by-laws, copies of which have been filed with the Commission. See "Where You Can Find More
Information."

     We have no other classes of common stock outstanding as of the date of this prospectus.

PREFERRED STOCK

     The following is a summary of the principal terms of our preferred stock. This summary is not complete, may not contain all the information that is important to you and is qualified in its entirety by the provisions of our certificate of incorporation and by-laws, copies of which have been filed with the Commission. See "Where You Can Find More Information."

     Our board of directors is authorized by our certificate of incorporation to provide, without further stockholder action, for the issuance of one or more series of preferred stock. Our board of directors has the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations, restrictions and redemption, conversion or exchangeability provisions.

     The applicable prospectus supplement will contain the following principal terms of the series of preferred stock offered thereby:

          o the designation, number of shares and liquidation preference per share;

          o    initial public offering price;

          o    the dividend rate or rates;

          o the index, if any, upon which the amount of dividends, if any, is determined;

          o the dates on which dividends, if any, will accrue and be payable and the designated record dates for determining the holders entitled to such dividends;

          o    any redemption or sinking fund provisions;

          o    any conversion or exchange provisions;

          o    provisions for issuance of global securities;

          o the securities exchange, if any, on which the preferred stock will be listed;

          o the currency, which may be composite currency, in which dividends, if any, will be payable if other than U.S. dollars;

          o    voting rights; and

          o    any additional terms, preferences or rights.

     Under regulations adopted by the Office of Thrift Supervision, if the holders of shares of any series of our preferred stock become entitled to vote for the election of directors because our board of directors has failed to declare or pay dividends on that series, that series may then be deemed a class of "voting securities." In that case, an institutional holder of 25% or more of that series, or an institutional holder of five percent or more if it otherwise exercises a "controlling influence" over us, may then be subject to regulation as a savings and loan holding company in accordance with the Home Owner's Loan Act. In addition, if and when a series is deemed a class of voting securities, any other savings and loan holding company may be required to obtain the prior approval of the OTS to acquire five percent or more of that series, and any person other than a savings and loan holding company may be required to obtain the prior approval of the OTS to acquire ten percent or more of that series.

     The shares of preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights to subscribe for any additional securities that we may issue. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will rank on a parity in all respects with any outstanding preferred stock we may have and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock will be specified in the applicable prospectus supplement.

     Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of any shares of preferred stock, to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

     The principal source of our revenues is dividends received from the Bank. Various statutory provisions limit the amount of dividends the Bank and our nonbank subsidiaries can pay without regulatory approval, and various regulations can also restrict the payment of dividends. Changes in regulations could further limit the ability of the Bank to pay dividends to us, and federal statutes limit the ability of subsidiary banks to make loans to us.

     DIVIDENDS. The holders of each series of our preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for that purpose, cumulative or non-cumulative cash or other dividends. We will describe the rate or rates and payment dates applicable to each series of preferred stock in the applicable prospectus supplement. Those rates may be fixed or variable or both. If variable, we will describe the formula used for determining the dividend rate for each dividend period in the applicable prospectus supplement. We will pay dividends to the holders of record as they appear on our stock books on the record dates set by our board of directors and specified in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of these noncumulative series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay a dividend for that period, whether or not dividends on that series are declared payable on any future dividend payment dates.

     Unless otherwise indicated in the applicable prospectus supplement:

          o we may not declare dividends on any other series or class of preferred stock ranking on a parity as to dividends unless full cumulative dividends on all outstanding shares of each series of cumulative preferred stock have been paid in full or contemporaneously are declared and paid through the most recent dividend payment date; and

          o in the event that full cumulative dividends on any series of cumulative preferred stock have not been declared and paid or set apart when due, we may not declare or pay any dividends or other distributions on any other shares of our stock ranking junior to the preferred stock, unless full cumulative dividends on that series are made or set apart for payment; but

          o we may, however, pay dividends or distributions in shares of common stock, or using options, warrants or rights to subscribe for or purchase shares of common stock or other junior ranking stock.

     REDEMPTION. The shares of any series of our preferred stock may be redeemable at our option and may be subject to mandatory redemption under a sinking fund or otherwise, in each case upon the terms, on the date or dates and at the redemption price or prices set forth in the applicable prospectus supplement. If fewer than all shares of preferred stock are to be redeemed, the shares to be redeemed will be selected by us proportionately, by lot or by any other method determined by our board of directors to be equitable.

     If we have not paid any dividends on shares of any series of preferred stock when due:

          o we may not redeem shares of common stock or shares of capital stock ranking junior to or on parity with the preferred stock;

          o we may not redeem shares of that series of preferred stock unless we simultaneously redeem all outstanding shares of that series; and

          o we may not purchase or otherwise acquire any shares of that series; but

          o we may, however, purchase or acquire shares of that series under a purchase or exchange offer made on the same terms to holders of all shares of that series.

     Any notice of redemption will be given by mailing the notice to each record holder of the shares to be redeemed, not less than 40 days nor more than 70 days prior to the redemption date, to the addresses of the holders as they appear on our stock books. Each notice will state:

          o    the redemption date;

          o the number of shares and series of preferred stock that we will redeem;

          o the redemption price and the manner in which we will pay and deliver the redemption price;

          o the place or places where holders must surrender certificates for the shares of preferred stock to be redeemed in exchange for payment of the redemption price;

          o that dividends on the shares of preferred stock to be redeemed will cease to accrue on the redemption date; and

          o if we are redeeming fewer than all shares of any series of preferred stock held by any holder, the number of shares that we will redeem.

     If we have given notice of redemption, unless we have defaulted in providing the requisite funds to redeem the shares we call for redemption, from and after the redemption date for the shares of the series of the preferred stock we call for redemption:

          o dividends on the shares of preferred stock called for redemption will cease to accrue;

          o any right to convert the shares of preferred stock of that series will terminate;

          o shares of preferred stock of that series will no longer be deemed to be outstanding; and

          o rights of the holders of the shares of preferred stock of that series as our stockholders, except the right to receive the redemption price, will cease.

     Once holders surrender certificates in accordance with the redemption notice, we will provide funds to pay, and will cause to be paid, the redemption price indicated in the notice. Any shares so redeemed must be properly endorsed or assigned for transfer, if our board of directors so requires and the redemption notice so states. If fewer than all of the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder thereof.

     LIQUIDATION PREFERENCE. Upon our liquidation, dissolution or winding up, the holders of shares of each series of our preferred stock will be entitled to receive, out of our assets available for distribution to stockholders and before any distribution of assets is made to or set apart for the holders of common stock or any other shares of our stock ranking junior as to such a distribution to the shares of that preferred series, an amount described in the applicable prospectus supplement. If, upon our liquidation, dissolution or winding up, our assets or the proceeds thereof are insufficient to pay in full the amounts payable with respect to shares of each series of preferred stock and any other shares of our stock ranking on a parity, as to any such distribution with that series of preferred stock, the holders of shares of that series of preferred stock and the other parity shares will share ratably in the distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of shares of that series of preferred stock of the full preferential amounts to which they are entitled, those holders will not be entitled to any further participation in any distribution of assets by us, unless otherwise provided in the applicable prospectus supplement. A consolidation or merger between us and one or more corporations is not, for this purpose, a liquidation, dissolution or winding up.

     The terms, if any, on which shares of any series of preferred stock are convertible into or exchangeable for debt securities or common stock will be contained in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatorily, at the option of the holder or at our option, in which the number of shares of common stock to be received by the holders of preferred stock would be calculated according to the market price of common stock as of a time stated in the applicable prospectus supplement.

DEPOSITARY SHARES

     We may elect to offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. In that case, we will cause a bank or trust company we select, with its principal executive office in the United States and a combined capital and surplus of at least $50,000,000 (a "Depositary"), to issue to the public receipts (the "Depositary Receipts") evidencing one or more fractional interests in a share of preferred stock we deposit with the Depositary (the "Depositary Shares"). Each Depositary Share will represent a fraction of a share of a particular series of preferred stock as described below and detailed in the prospectus supplement relating to a particular series of the preferred stock and the series of Depositary Shares issued in respect thereof. The shares of any series of preferred stock underlying the Depositary Shares will be deposited with a Depositary under a separate deposit agreement (the "Deposit Agreement") between us and a Depositary which may serve as a Depositary for more than one series of Depositary Shares.

     The following is a summary of the principal terms of the Depositary Shares and the Deposit Agreement. This summary is not complete, may not contain all of the information that is important to you and is qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of preferred stock. We have filed the forms of Deposit Agreement and Depositary Receipt as exhibits to the registration statement of which this prospectus forms a part, or incorporate them by reference. Please review those documents for further details not described in the summary below.

     The applicable prospectus supplement relating to a series of Depositary Shares will set forth the name and address of the principal executive office of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by that Depositary Share, to all the rights and preferences of the preferred stock represented by that Depositary Share, including dividend, voting, redemption, conversion and liquidation rights.

     We may order the Depositary to issue temporary Depositary Receipts to holders in the event the definitive Depositary Receipts are not ready at the time of distribution. The temporary Depositary Receipts will be substantially identical to, and will entitle holders to all the rights pertaining to, the definitive Depositary Receipts. We will then have definitive Depositary Receipts prepared without unreasonable delay. Holders will be able to exchange temporary Depositary Receipts for definitive Depositary Receipts at our expense.

     Holders of Depositary Shares may surrender Depositary Receipts to the Depositary (unless we have previously called for redemption of the related Depositary Shares) and receive the number of whole shares of the related series of preferred stock and any money or other property represented by those Depositary Receipts. Holders will be entitled to receive whole shares of preferred stock on the basis described in the applicable prospectus supplement. After surrender of Depositary Receipts, holders will not be entitled to deposit under the Deposit Agreement the shares of preferred stock received or to receive Depositary Receipts for such shares of preferred stock. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of preferred stock to be withdrawn, the Depositary will deliver to that holder at the same time a new Depositary Receipt evidencing the excess number of Depositary Shares.

     We do not expect that there will be any public trading market for the preferred stock represented by Depositary Receipts except as represented by the Depositary Shares.

     DIVIDENDS AND OTHER DISTRIBUTIONS. The Depositary will distribute all cash dividends or other cash distributions received from us in respect of the underlying shares of preferred stock to the record holders of Depositary Shares relating to the preferred stock in proportion to the number of Depositary Shares owned by those holders on the relevant record date. The Depositary will distribute only the amount, however, that it can distribute without attributing to any holder of Depositary Shares a fraction of one cent, and any balance it does not distribute will be added to and treated as part of the next amount it receives for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Depositary will distribute property received from us to the record holders of Depositary Shares entitled to the distribution. If the Depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from that sale to those holders.

     The Deposit Agreement will also contain provisions relating to the manner in which the Depositary will make available to holders of Depositary Shares any subscription or similar rights offered by us to holders of the series of preferred stock underlying Depositary Shares.

     REDEMPTION OF DEPOSITARY SHARES. If we decide to redeem a series of the preferred stock represented by Depositary Shares, the Depositary will redeem the Depositary Shares from the proceeds it will receive as a result of the redemption of the underlying preferred stock. The Depositary will mail a notice of redemption not less than 30 and not more than 60 days prior to the redemption date to the addresses of the record holders of the Depositary Shares as they appear in the Depositary's books. The redemption price per Depositary Share will equal the applicable fraction of the redemption price per share payable with respect to the underlying series of the preferred stock. Whenever we redeem preferred stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of preferred stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary will select the Depositary Shares to be redeemed, either proportionately or by lot.

     After the redemption date, the Depositary Shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of those Depositary Shares were entitled upon redemption upon surrender to the Depositary of the Depositary Receipts evidencing those Depositary Shares.

     VOTING THE UNDERLYING PREFERRED STOCK. We will send to the Depositary all notices of meetings at which the holders of shares of the series of preferred stock held by the Depositary are entitled to vote. The Depositary will mail the information contained in such a notice of meeting to the record holders of the Depositary Shares relating to that series of preferred stock. Each record holder of those Depositary Shares on the record date may instruct the Depositary how to vote with respect to the number of shares of preferred stock represented by that holder's Depositary Shares. The record date for Depositary Shares will be the same date as the record date for the preferred stock. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying those Depositary Shares in accordance with any such instructions. We will agree to take all actions deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of preferred stock for which it has not received specific instructions from the holders of Depositary Shares representing those shares of preferred stock.

     TAXATION. The IRS will treat owners of Depositary Shares as if they were owners of the preferred stock represented by those Depositary Shares, and, accordingly, owners will be entitled to take into account for federal income tax purposes, income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

          o owners will not recognize gain or loss for federal income tax purposes upon the withdrawal of preferred stock in exchange for Depositary Shares as provided in the Deposit Agreement;

          o the tax basis of each share of preferred stock to an exchanging owner of Depositary Shares will, upon the exchange, be the same as the total tax basis of the Depositary Shares exchanged; and

          o the holding period for the preferred stock in the hands of an exchanging owner of Depositary Shares will include the period during which that person owned those Depositary Shares.

     AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT. We and the Depositary may at any time amend the form of Depositary Receipts evidencing the Depositary Shares and any provision of the Deposit Agreement. However, we may not make any amendment that materially and adversely alters the rights of the existing holders of Depositary Shares unless the record holders of at least a majority of the Depositary Shares then outstanding approve the amendment. We or the Depositary may terminate a Deposit Agreement only if:

          o we have redeemed all Depositary Shares outstanding under the Deposit Agreement; or

          o there has been a final distribution in respect of the series of preferred stock underlying the Depositary Shares in connection with our liquidation, dissolution or winding up, and that distribution has been made to the holders of the related Depositary Shares.

     CHARGES OF DEPOSITARY. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the Depositary in connection with the initial deposit of the underlying shares of preferred stock and any redemption of the preferred stock. Holders of Depositary Shares must pay other transfer and other taxes and governmental charges and such other charges that the Deposit Agreement requires them to pay.

     MISCELLANEOUS. We will provide to the Depositary, and the Depositary will forward to the holders of Depositary Shares, all reports and communications from us that we are required to furnish to the holders of the underlying preferred stock.

     Neither we nor the Depositary will be liable if we are or it is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. Our obligations and the Depositary's obligations under the Deposit Agreement are limited to performance in good faith of our and their respective duties under the Deposit Agreement. In addition, neither we nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or shares of underlying preferred stock unless satisfactory indemnity is furnished. We and the Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

     RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may resign at any time by delivering to us notice of its election to do so. We may also at any time remove the Depositary. Any resignation or removal of the Depositary will take effect upon our appointment of a successor Depositary and its acceptance of that appointment. We must appoint a successor Depositary within 60 days after delivery of any notice of resignation by, or removal of, the Depositary. The successor Depositary must be a bank or trust company with its principal office in the United States and must have a combined capital and surplus of at least $50,000,000.

JUNIOR SUBORDINATED DEBT SECURITIES

     The following is a summary of the principal terms of the junior subordinated debt preferred securities in which Bank United Capital Trust will invest the proceeds from the issuance and sale of the trust securities. This summary is not complete, may not contain all the information that is important to you, and is qualified in its entirety by reference to the junior subordinated indenture, between us and the Bank of New York, as trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part or is incorporated by reference, as well as to the Trust Indenture Act. Wherever particular sections or defined terms of the junior subordinated indenture are referred to, those sections or defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by that reference.

     Under certain circumstances involving the dissolution of Bank United Capital Trust, subject to obtaining any required regulatory approval, junior subordinated debt securities will be distributed to the holders of the trust securities in liquidation of Bank United Capital Trust. See "Trust Preferred Securities -- Special Event Redemption or Distribution."

     If the junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will use our best efforts to have the junior subordinated debt securities listed on any national securities exchange or similar organization on which the trust preferred securities are then listed or quoted.

     The junior subordinated indenture will not contain covenants or other provisions that would afford protection to the holders of the junior subordinated debt securities in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

     We plan to sell junior subordinated debt securities to Bank United Capital Trust under this prospectus. The applicable prospectus supplement relating to the junior subordinated debt securities will contain the following terms:

          o    the title;

          o    any limit on the amount that may be issued;

          o whether or not the junior subordinated debt securities will be issued in global form, and if so, the terms and who the depository will be;

          o the securities exchange, if any, on which the junior subordinated debt securities will be listed;

          o    the maturity date(s);

          o the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining those date(s);

          o    the place(s) where payments will be payable;

          o our right, if any, to defer payment of interest and the maximum length of any deferral period;

          o the date, if any, after which, and the price(s) at which, the junior subordinated debt securities may, under any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

          o the date(s), if any, on which, and the price(s) at which we are obligated, under any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the junior subordinated debt securities and other related terms and provisions;

          o the denominations in which the junior subordinated debt securities will be issued, if other than denominations of $1000 and any integral multiple thereof; and

          o any other terms, none of which will be inconsistent with the junior subordinated indenture.

     CONVERSION OR EXCHANGE RIGHTS. The terms on which the junior subordinated debt securities may be convertible into or exchangeable for Class A common stock or any of our other securities will be contained in the applicable prospectus supplement. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of Class A common stock or other securities to be received by the holders of the junior subordinated debt securities would be subject to adjustment.

     CONSOLIDATION, MERGER OR SALE. The junior subordinated indenture will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. Any successor or acquirer of such assets, however, must assume all of our obligations under the junior subordinated indenture or the junior subordinated debt securities, as appropriate.

     ADDITIONAL INTEREST. Pursuant to the junior subordinated indenture, we will agree to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on Bank United Capital Trust, so that the net amounts received and retained by Bank United Capital Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Bank United Capital Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD. We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement (each, an "Extension Period"). No Extension Period may extend beyond the maturity of the junior subordinated debt securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the rate specified for the junior subordinated debt securities to the extent permitted by applicable law. During any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. We may, however, make distributions in connection with any of the following:

          o repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

          o an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock; or

          o the purchase of fractional interests in shares of our capital stock under the conversion or exchange provisions of our capital stock or the security being converted or exchanged.

In addition, during any Extension Period, we will not make distributions related to our debt securities that rank equally with or junior to the junior subordinated debt securities, including any payment of interest, principal or premium, or repayments, repurchases or redemptions. During Extension Periods, we will, however, be able to pay stock dividends where the dividend stock is the same stock as that on which the dividend is being paid.

     Prior to the termination of any Extension Period, we may further defer payments of interest by extending the Extension Period. However, an extended Extension Period, including all previous and further extensions, may not extend beyond the maturity of the junior subordinated debt securities. Upon the termination of any Extension Period and the payment of all amounts then due, we may commence a new Extension Period, subject to the terms described in this section. Interest will not be due or payable during an Extension Period, except at the end of the Extension Period.

     We have no present intention of exercising our right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities. If the Property Trustee is the sole holder of the junior subordinated debt securities, we will give the Regular Trustees and the Property Trustee notice of our selection of an Extension Period one business day before the earlier of:

          o the date distributions on the trust preferred securities would be payable, if not for that Extension Period; and

          o the date the Regular Trustees are required to give notice to the NYSE or other applicable self-regulatory organization, or to holders of the trust preferred securities, of the record date or the date that distribution would be payable, if not for that Extension Period, but in any event one business day before the record date.

     The Regular Trustees will give notice of our selection of an Extension Period to the holders of the trust preferred securities. If the Property Trustee is not the sole holder of the junior subordinated debt securities, we will give the holders of the junior subordinated debt securities notice of our selection of an Extension Period ten business days before the earlier of:

          o    the next succeeding interest payment date; and

          o the date upon which we are required to give notice to the NYSE or other applicable self-regulatory organization, or to holders of the junior subordinated debt securities, of the record or payment date of the related interest payment.

     As used in this prospectus, the term "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

     EVENTS OF DEFAULT UNDER THE JUNIOR SUBORDINATED INDENTURE. The following are events of default under the junior subordinated indenture with respect to junior subordinated debt securities that we may issue to Bank United Capital
Trust:

          o our failure to pay interest when due and that failure continues for 30 days and the time for payment has not been extended or deferred;

          o    our failure to pay the principal, or premium, if any, when due;

          o our failure to observe or perform any other covenant contained in the junior subordinated debt securities or the junior subordinated indenture, and that failure continues for 90 days after we receive notice from the Indenture Trustee or holders of at least 25% of the total principal amount of the outstanding junior subordinated debt securities; and

          o    our bankruptcy, insolvency or reorganization.

     If an event of default with respect to the junior subordinated debt securities occurs and is continuing, the Indenture Trustee or the holders of at least 25% of the total principal amount of the outstanding junior subordinated debt securities, by notice in writing to us (and to the Indenture Trustee if notice is given by those holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

     The holders of at least a majority of the total liquidation amount of the trust preferred securities may waive any default or event of default with respect to and its consequences, except defaults or events of default regarding:

          o    payment of principal, premium, if any, or interest; or

          o certain covenants containing limitations on our ability to pay dividends and make payments on debt securities in certain circumstances.

Any such waiver will cure any default or event of default, other than those described immediately above.

     Subject to the terms of the junior subordinated indenture, if an event of default under the junior subordinated indenture occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the junior subordinated indenture at the request or direction of any of the holders of the junior subordinated debt securities, unless those holders have offered reasonable indemnity to the Indenture Trustee. The holders of at least a majority of the total liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the junior subordinated debt securities, provided that:

          o it is not in conflict with any law or the applicable provisions of the junior subordinated indenture;

          o the Indenture Trustee may take any other action deemed proper by it which is not inconsistent with such direction; but

          o subject to its duties under the Trust Indenture Act, the Indenture Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the junior subordinated debt securities will only have the right to institute a proceeding under the junior subordinated indenture or to appoint a receiver or trustee, or to seek other remedies if:

          o the holder has given written notice to the Indenture Trustee of a continuing event of default;

          o the holders of at least 25% of the total principal amount of the outstanding junior subordinated debt securities have made written request, and those holders have offered reasonable indemnity to the Indenture Trustee to institute the proceedings as trustee; and

          o the Indenture Trustee does not institute the proceeding and does not receive from the holders of a majority of the total principal amount of the outstanding junior subordinated debt securities other conflicting directions within 60 days after the relevant notice and request and offer of reasonable indemnity to the Indenture Trustee.

These limitations, however, do not apply to a suit instituted by a holder of junior subordinated debt securities if we default in the payment of the principal, premium, if any, or interest on, the junior subordinated debt securities.

     We will periodically file statements with the Indenture Trustee regarding our compliance with certain of the covenants in the junior subordinated indenture.

     If an event of default under the amended declaration has occurred and is attributable to our failure to pay principal, premium, if any, or interest on, the junior subordinated debt securities, then each holder of the trust preferred securities may sue us or seek other remedies to force payment to that holder of the principal of, premium, if any, or interest on, the junior subordinated debt securities having a principal amount equal to the total liquidation amount of the trust preferred securities held by that holder. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the amended declaration to the extent we make a payment to you in any similar legal action. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

     CERTAIN COVENANTS. If the junior subordinated debt securities are issued to Bank United Capital Trust or a trustee of Bank United Capital Trust in connection with the issuance of trust preferred securities by Bank United Capital Trust, and

          o there has occurred and is continuing an event of default under the junior subordinated indenture,

          o we are in default with respect to our payment of any obligations under the trust preferred securities guarantee, or

          o we have given notice of our election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period as provided in the junior subordinated indenture and that period, or any extension thereof, is continuing, then:

          o we may not make distributions related to our debt securities that rank equally with or junior to the junior subordinated debt securities, including any payment of interest, principal or premium, or repayments, repurchases or redemptions, and

          o may not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments, except that we may make distributions in connection with any of the following:

               1) repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants,

               2) an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock, or

               3) the purchase of fractional interests in shares of our capital stock under the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

These prohibitions will not, however, apply to any stock dividends we pay where the dividend stock is the same class of stock as that on which the dividend is being paid.

     In addition, as long as the trust preferred securities remain outstanding, we will covenant:

          o to directly or indirectly maintain 100% ownership of the trust common securities of Bank United Capital Trust; provided, however, that any permitted successor of ours under the junior subordinated indenture may succeed to our ownership of the trust common securities;

          o to not voluntarily dissolve, wind-up or terminate Bank United Capital Trust, except in connection with a distribution of junior subordinated debt securities as described under "Distribution of the Junior Subordinated Debt Securities" and in connection with certain mergers, consolidations or amalgamations permitted by the amended declaration;

          o to timely perform our duties as sponsor of Bank United Capital Trust; and

          o    to use reasonable efforts to cause Bank United Capital Trust to

               1) remain a statutory business trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities in the event of the liquidation of Bank United Capital Trust, the redemption of all of the trust preferred securities of Bank United Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the amended declaration, and

               2) otherwise continue to be classified as a grantor trust for U.S. federal income tax purposes.

     DISCHARGE AND DEFEASANCE. We may discharge all our obligations (except those described below) to holders of the junior subordinated debt securities issued under the junior subordinated indenture, which junior subordinated debt securities have not already been delivered to the Indenture Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Indenture Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding junior subordinated debt securities and to make any mandatory sinking fund payments on those securities when due.

     Unless otherwise specified in this prospectus with respect to the junior subordinated debt securities:

     (1) We, at our option, will be discharged from any and all obligations in respect of the junior subordinated debt securities. However, we will not be discharged from our obligations:

          a)   to pay all expenses of Bank United Capital Trust,

          b) to register the transfer or exchange of junior subordinated debt securities,

          c) to replace mutilated, defaced, destroyed, lost or stolen junior subordinated debt securities, and

          d)   to maintain paying agents and hold monies for payment in trust.

     (2) If we deposit with the Indenture Trustee, in trust, money or U.S. government obligations that through the payment of interest on that money or those obligations and payment of their principal in accordance with their terms will provide money in an amount sufficient to pay all the principal of and premium, if any, and any interest on the junior subordinated debt securities on the dates those payments are due, which may include one or more redemption dates designated by us, in accordance with the terms of the junior subordinated debt securities, then

          a) we, at our option, need not comply with certain covenants specified in this prospectus with respect to the junior subordinated debt securities, and

          b) the occurrence of an event described in the third bullet point of the first paragraph under "-- Events of Default Under the Junior Subordinated Indenture" above with respect to any defeased covenant and any other event of default provided in the applicable resolution of the board of directors or supplemental indenture under which the junior subordinated debt securities are issued will no longer be an event of default.

     A trust described in clause (2) of the paragraph immediately above may only be established, if, among other things, the Indenture Trustee has received an opinion of counsel to the effect that the holders of the junior subordinated debt securities will not recognize gain or loss for federal income tax purposes as a result of any deposit or defeasance described in the paragraph immediately above and will be subject to federal income tax in the same manner as if that defeasance had not occurred, which, in the case of a discharge under clause (1) above, must be based upon a ruling or administrative pronouncement of the IRS. In the event we fail to comply with our remaining obligations under the junior subordinated indenture after a defeasance of the junior subordinated indenture with respect to the junior subordinated debt securities as described under clause (2) above and the junior subordinated debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and U.S. government obligations on deposit with the Indenture Trustee may be insufficient to pay amounts due on the junior subordinated debt securities at the time of the acceleration resulting from that event of default. However, we will remain liable in respect of those payments.

     MODIFICATION OF JUNIOR SUBORDINATED INDENTURE; WAIVER. Together with the Indenture Trustee, we may change the junior subordinated indenture without the consent of any holders with respect to a number of matters, including:

          o to fix any ambiguity, defect or inconsistency in the junior subordinated indenture; and

          o to change anything that does not materially adversely affect the interests of any holder of junior subordinated debt securities.

     In addition, under the junior subordinated indenture, we and the Indenture Trustee may change the rights of holders of the junior subordinated debt securities with the written consent of the holders of at least a majority of the total liquidation amount of the trust preferred securities. However, the following changes may only be made with the consent of each holder of the junior subordinated debt securities:

          o extending the fixed maturity of the junior subordinated debt securities;

          o reducing the principal amount, reducing the rate of or extending the time of payment of interest on or any premium payable upon the redemption of any junior subordinated debt securities; or

       o reducing the percentage of junior subordinated debt securities, the holders of which are required to consent to any amendment or waive our compliance with any covenant or past default.

     If the consent of the Property Trustee, as holder of the junior subordinated debt securities, is required to consent to any amendment, modification or termination of the junior subordinated indenture, the Property Trustee will request directions from the holders of the trust preferred securities.

     FORM, EXCHANGE, AND TRANSFER. The junior subordinated debt securities will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

     At the option of the holder, subject to the terms of the junior subordinated indenture and the limitations applicable to global securities described in the applicable prospectus supplement, junior subordinated debt securities will be exchangeable for other junior subordinated debt securities, in any authorized denomination and of like tenor and total principal amount.

     Subject to the terms of the junior subordinated indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, junior subordinated debt securities may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed on them duly executed if we or the Indenture Trustee so require, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. Unless otherwise provided in the junior subordinated debt securities to be transferred or exchanged, no service charge need be made for any registration of transfer or exchange, but we may require the holder to pay any taxes or other governmental charges. We have appointed the Indenture Trustee as security registrar. Any transfer agent in addition to the security registrar we initially designate for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities.

     If the junior subordinated debt securities are to be redeemed, we will not be required to:

          o issue, register the transfer of, or exchange any junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any of the junior subordinated debt securities that may be selected for redemption and ending at the close of business on the day of such mailing, or

          o register the transfer of or exchange any junior subordinated debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any of the junior subordinated debt securities being redeemed in part.

     INFORMATION CONCERNING THE JUNIOR SUBORDINATED INDENTURE TRUSTEE. The Indenture Trustee, other than during the occurrence and continuance of an event of default under the junior subordinated indenture, undertakes to perform only the duties that are specifically contained in the junior subordinated indenture and, upon an event of default under an junior subordinated indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Indenture Trustee is under no obligation to exercise any of the powers given to it by the junior subordinated indenture at the request of any holder of junior subordinated debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

     PAYMENT AND PAYING AGENTS. Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any junior subordinated debt securities on any interest payment date will be made to the person in whose name those junior subordinated debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for such interest.

     Principal of and any premium and interest on the junior subordinated debt securities will be payable at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the Indenture Trustee in the City of New York will be designated as our sole paying agent for payments with respect to junior subordinated debt securities. We will be required to maintain a paying agent in each place of payment for the junior subordinated debt securities.

     All monies we pay to a paying agent or the Indenture Trustee for the payment of the principal of or any premium or interest on any junior subordinated debt securities which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

     SUBORDINATION OF JUNIOR SUBORDINATED DEBT SECURITIES. The junior subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement. The junior subordinated indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

     GLOBAL SECURITIES. The junior subordinated debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement (the "Global Securities"). Global Securities will be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for junior subordinated debt securities in definitive form, a temporary Global Security may not be transferred except as a whole by the depositary for that Global Security to a nominee of the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

     The specific terms of the depositary arrangement with respect to the junior subordinated debt securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to any depositary arrangements.

     Upon the issuance of a Global Security, the depositary for the Global Security or its nominee will credit the accounts of persons held with it with the respective principal amounts of the securities represented by the Global Security. Those accounts will be designated by the underwriters or agents with respect to those securities or by us if such securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to participants, who are persons that have accounts with the depositary for the Global Security or its nominee, or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, with respect to participants' interests, for the Global Security or by participants or persons that hold securities through participants with respect to beneficial owners' interests.

     FEES AND EXPENSES. The junior subordinated indenture provides that we will pay all fees and expenses related to:

          o the offering of the trust preferred securities and the junior subordinated debt securities;

          o the organization, maintenance and dissolution of Bank United Capital Trust;

          o    the retention of the Bank United Capital Trust trustees; and

          o the enforcement by the Property Trustee of the rights of the holders of the trust preferred securities.

     GOVERNING LAW. The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act is applicable.

TRUST PREFERRED SECURITIES

     The following is a summary of the principal terms of the trust preferred securities. This summary is not complete, may not include all the information that is important to you, and is qualified in its entirety by reference to the amended declaration, the Delaware Business Trust Act and the Trust Indenture Act. The amended declaration is filed as an exhibit to the registration statement of which this prospectus forms a part, or is incorporated by reference. The terms of the trust preferred securities will include those stated in the amended declaration and those made part of the amended declaration by the Trust Indenture Act.

     The amended declaration authorizes the Regular Trustees to issue, on behalf of Bank United Capital Trust, two classes of trust securities, trust preferred securities and trust common securities, each of which will have the terms described in the applicable prospectus supplement. The proceeds from the sale of the trust preferred securities will be used by Bank United Capital Trust to purchase our junior subordinated debt securities. These junior subordinated debt securities will be held in trust by the Property Trustee for the benefit of the holders of the trust securities.

     We will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent Bank United Capital Trust has funds available to make those payments and has not made the payments. See "Guarantees."

     The assets of Bank United Capital Trust available for distribution to the holders of trust preferred securities will be limited to payments from us under the junior subordinated debt securities held by Bank United Capital Trust. If we fail to make a payment on the junior subordinated debt securities, Bank United Capital Trust will not have sufficient funds to make related payments, including distributions, on its trust preferred securities.

     The trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture related thereto and the amended declaration, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by Bank United Capital Trust.

     The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that are described in the amended declaration or made part of the amended declaration by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the trust preferred securities will mirror the terms of the junior subordinated debt securities held by Bank United Capital Trust. In other words, the distribution rate and the distribution payment dates and other payment dates for the trust preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

     The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

          o    the name of the trust preferred securities;

          o the liquidation amount and number of trust preferred securities issued;

          o the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

          o    the date from which distributions will be cumulative;

          o the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

          o the terms and conditions, if any, upon which the junior subordinated debt securities and the related trust preferred securities guarantee may be distributed to holders of those trust preferred securities;

          o any securities exchange on which the trust preferred securities will be listed;

          o whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depository for those global certificates and the specific terms of the depositary arrangements; and

          o any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

The applicable prospectus supplement will also describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such trust preferred securities.

     EXTENSIONS. We have the right under the junior subordinated indenture to defer payments of interest on the junior subordinated debt securities by extending the interest payment period from time to time on the junior subordinated debt securities. The Regular Trustees will give the holders of the trust preferred securities notice of any Extension Period upon their receipt of notice thereof from us. If distributions are deferred, the deferred distributions and accrued interest thereon will be paid to holders of record of the trust preferred securities as they appear on the books and records of Bank United Capital Trust on the record date next following the termination of such deferral period. See "Description of the Junior Subordinated Debt
Securities -- Interest" and "-- Option to Extend Interest Payment Period."

     Distributions on the trust preferred securities will be made on the dates payable to the extent that Bank United Capital Trust has funds available for the payment of distributions in the Property Account. Bank United Capital Trust's funds available for distribution to the holders of the trust securities will be limited to payments received from us on the junior subordinated debt securities. We have guaranteed the payment of distributions out of monies held by Bank United Capital Trust to the extent set forth under "-- Guarantees."

     Distributions on the trust preferred securities will be payable to the holders named on the securities register of Bank United Capital Trust at the close of business on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the Property Trustee who will hold amounts received in respect of the junior subordinated debt securities in the Property Account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed and, if none, the Regular Trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the record date.

     MANDATORY REDEMPTION OF TRUST PREFERRED SECURITIES. The trust preferred securities have no stated maturity date, but will be redeemed upon the maturity of the junior subordinated debt securities or to the extent the junior subordinated debt securities are redeemed prior to maturity. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event as described under "-- Special
Event Redemption."

     Upon the maturity of the junior subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all the outstanding trust securities at the Redemption Price. Upon the redemption of the junior subordinated debt securities, either at our option or as a result of a Tax Event, an Investment Company Event or a Regulatory Capital Event, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the junior subordinated debt securities so redeemed at the redemption price; provided, that holders of trust securities will be given not less than 30 nor more than 60 days' notice of the redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

     SPECIAL EVENT REDEMPTION. Subject to obtaining any required regulatory approval, if a Tax Event, an Investment Company Event or a Regulatory Capital Event (each, a "Special Event") occurs and is continuing, we will have the right, upon not less than 30 nor more than 60 days' notice, to redeem the junior subordinated debt securities, in whole but not in part, for cash within 90 days following the occurrence of that Special Event. Following the redemption, Bank United Capital Trust will use the proceeds to redeem all the outstanding trust securities. However, if at the time there is available to us or Bank United Capital Trust the opportunity to eliminate, within that 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on us, Bank United Capital Trust, or the holders of the trust securities, then we or Bank United Capital Trust will pursue that measure in lieu of redemption.

     The following events constitute Special Events for purposes of the redemption provisions described in the preceding paragraph.

          o "TAX EVENT" means that the Regular Trustees have received an opinion of independent tax counsel experienced in those matters to the effect that, as a result of:

               1) any amendment to, change or announced proposed change in, the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or

               2) any official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations, which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the trust preferred securities are issued and sold there is more than an insubstantial risk that:

                    a) Bank United Capital Trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the junior subordinated debt securities,

                    b) interest payable to Bank United Capital Trust on the junior subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes, or

                    c) Bank United Capital Trust is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

          o "INVESTMENT COMPANY EVENT" means that the Regular Trustees have received an opinion of a nationally recognized independent counsel to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the trust preferred securities are issued and sold, there is more than an insubstantial risk that Bank United Capital Trust is or will be considered an "investment company" and be required to be registered under the Investment Company Act.

          o "REGULATORY CAPITAL EVENT" means that we have received an opinion of independent bank regulatory counsel experienced in those matters to the effect that, as a result of

               1) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any rules, guidelines or policies of the applicable regulatory authorities having jurisdictions over us, or

               2) any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations which is announced or becomes effective after the date of original issuance of the trust preferred securities, the trust preferred securities do not constitute, or within 90 days of the date of that event would not constitute, Tier 1 capital or its then equivalent applied as if we were a bank holding company, as that concept is used in the guidelines or regulations issued by the Board of Governors of the Federal Reserve System. However, the distribution of junior subordinated debt securities by Bank United Capital Trust in connection with its liquidation will not, in and of itself, be a "Regulatory Capital Event" unless the liquidation occurs in connection with a Tax Event or an Investment Company Event.

     DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES. We will have the right at any time to dissolve Bank United Capital Trust and, after satisfaction of the liabilities of creditors of Bank United Capital Trust as provided by applicable law, to cause junior subordinated debt securities to be distributed to the holders of the trust preferred securities in a total stated principal amount equal to the total stated liquidation amount of the trust preferred securities then outstanding. Prior to any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the trust and distribute the junior subordinated debt securities will be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders.

     If the junior subordinated debt securities are distributed to the holders of the trust securities, we will use our best efforts to cause the junior subordinated debt securities to be listed on the NYSE or on any other exchange that the trust preferred securities are then listed.

     After the date for any distribution of junior subordinated debt securities upon dissolution of Bank United Capital Trust:

          o the trust preferred securities will no longer be deemed to be outstanding;

          o the securities depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

          o any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having a total principal amount equal to the total stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, those trust preferred securities until those certificates are presented to us or our agent for transfer or reissuance.

     We cannot provide any assurance as to the market prices for either the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of Bank United Capital Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, whether as a result of the offer made through this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of Bank United Capital Trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered through this prospectus.

     REDEMPTION PROCEDURES. Bank United Capital Trust may not redeem fewer than all the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or before the date of redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

     If Bank United Capital Trust gives a notice of redemption in respect of the trust securities, which notice will be irrevocable, then, by 12:00 noon, New York City time, on the redemption date, and if we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, the Property Trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the trust preferred securities, and the paying agent will pay the applicable Redemption Price to the holders of the trust common securities by check. If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the Redemption Price but without interest on the Redemption Price. In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the Redemption Price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, payment will be made on the immediately preceding business day. In the event that payment of the Redemption Price in respect of trust preferred securities is improperly withheld or refused and not paid either by Bank United Capital Trust or by us under the trust preferred securities guarantee, distributions on the trust preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to the foregoing and applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

     LIQUIDATION DISTRIBUTION UPON DISSOLUTION. The amended declaration states that Bank United Capital Trust will be dissolved:

          o    on the expiration of the term of Bank United Capital Trust;

          o    upon our bankruptcy;

          o upon the filing of a certificate of dissolution or its equivalent with respect to us;

          o upon the filing of a certificate of cancellation with respect to Bank United Capital Trust after obtaining the consent of at least a majority in liquidation amount of the trust preferred securities, voting together as a single class;

          o 90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

          o upon the distribution of the related junior subordinated debt securities directly to the holders of the trust securities;

          o    upon the redemption of all of the trust securities; or

          o upon entry of a court order for the dissolution of us or Bank United Capital Trust.

     In the event of a dissolution, after Bank United Capital Trust pays all amounts owed to creditors, the holders of the trust preferred securities will be entitled to receive:

          o cash equal to the total liquidation amount of each trust preferred security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment, or

          o junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities.

     If Bank United Capital Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by Bank United Capital Trust on its trust securities will be paid proportionately. However, if an event of default under the related amended declaration has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

     DECLARATION EVENTS OF DEFAULT. An event of default under the junior subordinated indenture relating to the junior subordinated debt securities is an event of default under the amended declaration (a "Declaration Event of Default"). See "-- Junior Subordinated Debt Securities -- Events of Default Under the Junior Subordinated Indenture."

     In addition, the voluntary or involuntary dissolution, winding up or termination of Bank United Capital Trust is also a Declaration Event of Default, except in connection with:

          o the distribution of the junior subordinated debt securities to holders of the trust securities of Bank United Capital Trust,

          o the redemption of all of the trust securities of Bank United Capital Trust, and

          o mergers, consolidations or amalgamations permitted by the amended declaration of Bank United Capital Trust.

     Under the amended declaration, the holder of the trust common securities will be deemed to have waived any Declaration Event of Default with respect to the trust common securities until all Declaration Events of Default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all Declaration Events of Default with respect to the trust preferred securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the Property Trustee with respect to certain matters under the amended declaration and the junior subordinated indenture. In the event that any Declaration Event of Default with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended declaration, under the amended declaration the holders of trust common securities have agreed that the waiver also constitutes a waiver of the Declaration Event of Default with respect to the trust common securities for all purposes under the amended declaration without any further act, vote or consent of the holders of trust common securities.

     We and the Regular Trustees must file annually with the Property Trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended declaration.

     Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the junior subordinated debt securities, will have the right under the junior subordinated indenture to declare the principal of, premium, if any, and interest on the junior subordinated debt securities to be immediately due and payable.

     If a Property Trustee fails to enforce its rights under the amended declaration or the junior subordinated indenture to the fullest extent permitted by law and subject to the terms of the amended declaration and the junior subordinated indenture, any holder of trust preferred securities may sue us, or seek other remedies, to enforce the Property Trustee's rights under the amended declaration or the junior subordinated indenture without first instituting a legal proceeding against the Property Trustee or any other person. If a Declaration Event of Default occurs and is continuing as a result of our failure to pay principal of or premium, if any, or interest on the junior subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owned. See "Relationship Among The Trust Preferred Securities, The Trust Preferred Securities Guarantee And The Junior Subordinated Notes Held By Bank United Capital Trust."

     REMOVAL AND REPLACEMENT OF TRUSTEES. Only the holders of trust common securities have the right to remove or replace the trustees of Bank United Capital Trust, except that while an event of default in respect of the junior subordinated debt securities has occurred or is continuing, the holders of a majority of the trust preferred securities will have this right. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended declaration.

     CONVERSION OR EXCHANGE RIGHTS. The terms on which the trust preferred securities are convertible into or exchangeable for common stock or our other securities will be contained in the applicable prospectus supplement. Those terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of common stock or our other securities to be received by the holders of trust preferred securities would be subject to adjustment.

     MERGERS, CONSOLIDATIONS OR AMALGAMATIONS OF BANK UNITED CAPITAL
TRUST. Bank United Capital Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease their properties and assets substantially as an entirety to any other corporation or other body (each, a "Merger Event"), except as described below. Bank United Capital Trust may, with the consent of a majority of its Regular Trustees and without the consent of the holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, provided that:

          o    the successor entity either

               1) assumes all of the obligations of Bank United Capital Trust relating to its trust securities, or

               2) substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

          o we acknowledge a trustee of the successor entity who has the same powers and duties as the Property Trustee of Bank United Capital Trust, as the holder of the junior subordinated debt securities;

          o the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

          o the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

          o the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

          o the successor entity has a purpose identical to that of Bank United Capital Trust;

          o prior to the Merger Event, we have received an opinion of counsel from a nationally recognized law firm stating that

               1) the Merger Event does not adversely affect the rights of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity, and

               2) following the Merger Event, neither Bank United Capital Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

          o we guarantee the obligations of the successor entity under the successor securities in the same manner as in the trust preferred securities guarantee.

     In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, Bank United Capital Trust will not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized tax counsel experienced in such matters, the transaction would cause Bank United Capital Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes.

     VOTING RIGHTS; AMENDMENT OF DECLARATION. The holders of trust preferred securities have no voting rights except as discussed under " -- Mergers, Consolidations or Amalgamations of Bank United Capital Trust" and
"Guarantees -- Amendments and Assignment," and as otherwise required by law and the amended declaration.

     The amended declaration may be amended if approved by a majority of the Regular Trustees of Bank United Capital Trust. However, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect,

          1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended declaration or otherwise, or

          2) the dissolution, winding-up or termination of Bank United Capital Trust other than under the terms of its amended declaration,

then the holders of the trust preferred securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred securities affected by the amendment or proposal.

     No amendment may be made to an amended declaration if that amendment would:

          o cause Bank United Capital Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

          o reduce or otherwise adversely affect the powers of the Property Trustee; or

          o cause Bank United Capital Trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

     The holders of a majority of the total liquidation amount of the trust preferred securities have the right to:

          o direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee; or

          o direct the exercise of any trust or power conferred upon the Property Trustee under the amended declaration, including the right to direct the Property Trustee, as the holder of the junior subordinated debt securities, to

               1) exercise the remedies available under the junior subordinated indenture with respect to the junior subordinated debt securities,

               2) waive any event of default under the junior subordinated indenture that is waivable, or

               3) cancel an acceleration of the principal of the junior subordinated debt securities.

     However, if the junior subordinated indenture requires the consent of the holders of a super-majority of the total principal amount of the junior subordinated debt securities, then the Property Trustee must get approval of the holders of a super-majority in liquidation amount of the trust preferred securities.

     In addition, before taking any of the foregoing actions, the Property Trustee must obtain an opinion of counsel stating that, as a result of that action, Bank United Capital Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

     The Property Trustee will notify all trust preferred securities holders of any notice received from the Indenture Trustee with respect to the junior subordinated debt securities held by Bank United Capital Trust.

     As described in the amended declaration, the Property Trustee may hold a meeting to have holders of trust preferred securities vote on a change or have them approve a change by written consent.

     If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

          o we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

          o any trust preferred securities owned by us or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

     INFORMATION CONCERNING THE PROPERTY TRUSTEE. For matters relating to compliance with the Trust Indenture Act, the Property Trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default, undertakes to perform only the duties that are specifically described in the amended declaration and, upon a Declaration Event of Default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers given it by the applicable amended declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the trust preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

     MISCELLANEOUS. The Regular Trustees are authorized and directed to conduct the affairs of and to operate Bank United Capital Trust in a way that:

          o will not cause it to be deemed to be an "investment company" required to be registered under the Investment Company Act;

          o will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

          o will cause the junior subordinated debt securities it holds to be treated as our indebtedness for U.S. federal income tax purposes.

     We and the Regular Trustees are authorized to take any action, so long as it is consistent with applicable law or the certificate of trust or amended declaration, that we and the Regular Trustees determine to be necessary or desirable for those purposes.

     Holders of trust preferred securities have no preemptive or similar rights.

     Bank United Capital Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

     GOVERNING LAW. The amended declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

GUARANTEES

     We will execute a trust preferred securities guarantee, for the benefit of the holders of trust preferred securities, at the time that Bank United Capital Trust issues the trust preferred securities. The trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the trustee (the "Guarantee Trustee") under the trust preferred securities guarantee for the purposes of compliance with the Trust Indenture Act. The terms of the trust preferred securities guarantee will be those contained in the trust preferred securities guarantee and those made part of the trust preferred securities guarantee by the Trust Indenture Act. The following is a summary of the principal terms of the trust preferred securities guarantee. This summary is not complete and is qualified in its entirety by reference to the form of trust preferred securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part or is incorporated by reference, and the Trust Indenture Act. The Guarantee Trustee will hold the trust preferred securities guarantee for the benefit of the holders of trust preferred securities.

     We will irrevocably agree, as described in the trust preferred securities guarantee, to pay in full, to the holders of the trust preferred securities issued by Bank United Capital Trust, the trust preferred securities guarantee payments, except to the extent previously paid, when and as due, regardless of any defense, right of set-off or counterclaim which Bank United Capital Trust may have or assert. The following payments, to the extent not paid by Bank United Capital Trust, will be covered by the trust preferred securities guarantee:

          o any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that Bank United Capital Trust has funds available to make the payment;

          o the redemption price, to the extent that Bank United Capital Trust has funds available to make the payment; and

          o upon a voluntary or involuntary dissolution and liquidation of Bank United Capital Trust, other than in connection with a distribution of junior subordinated debt securities to holders of the trust preferred securities or the redemption of all the trust preferred securities, the lesser of

               1) the total of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent Bank United Capital Trust has funds available to make the payment, and

               2) amount of assets of Bank United Capital Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and liquidation of the trust.

     Our obligation to make a trust preferred securities guarantee payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing Bank United Capital Trust to pay the amounts to the holders.

     The trust preferred securities guarantee will be a guarantee on a subordinated basis with respect to the trust preferred securities from the time of issuance of the trust preferred securities, but will not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of Bank United Capital Trust, except to the extent Bank United Capital Trust has funds available therefor. If we do not make interest payments on the junior subordinated debt securities, Bank United Capital Trust will not pay distributions on the trust preferred securities and will not have funds available therefor. See "-- Junior Subordinated Debt Securities."

     No single document executed by us relating to the issuance of trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is our obligations under the junior subordinated indenture, the trust preferred securities guarantee and amended declaration taken together that have the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its trust preferred securities.

     STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEE. Our obligations under the trust preferred securities guarantee will rank junior in priority of payment to all of our senior indebtedness. This means that we cannot make any payments on the trust preferred securities guarantee if we default on a payment of senior indebtedness and do not cure the default within the applicable grace period, or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, our obligations under the trust preferred securities guarantee will rank junior to all existing and future liabilities of our subsidiaries.

     The amended declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the trust preferred securities guarantee. The trust preferred securities guarantee will constitute a guarantee of payment and not of collection. In other words, the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity. A trust preferred securities guarantee will not be discharged except by payment of the trust preferred securities guarantee payments in full to the extent not previously paid or upon distribution of the junior subordinated debt securities to the holders of trust preferred securities under the amended declaration.

     MATERIAL COVENANTS RELATED TO THE TRUST PREFERRED SECURITIES GUARANTEE. In the trust preferred securities guarantee, we will covenant that, so long as any trust preferred securities remain outstanding, if there is an event of default under the trust preferred securities guarantee or the amended declaration:

          o we will not make distributions related to our debt securities that rank equally with or junior to the junior subordinated debt securities, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

          o we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. We may, however, make distributions in connection with any of the following:

               1) repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants,

               2) an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock, or

               3) the purchase of fractional interests in shares of our capital stock under the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

The trust preferred securities guarantee, however, will except from the above any stock dividends paid by us where the dividend stock is the same stock as that on which the dividend is being paid.

     AMENDMENTS AND ASSIGNMENT. Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities in any material respect, in which case no consent of those holders will be required, a trust preferred securities guarantee may only be amended with the prior approval of the holders of at least a majority of the total liquidation amount of the trust preferred securities, excluding any such trust preferred securities held by us or any of our affiliates. A description of the requirements for obtaining any approval is described under "Trust Preferred Securities -- Voting Rights; Amendment of Declaration." All guarantees and agreements contained in the trust preferred securities guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

     TRUST PREFERRED SECURITIES GUARANTEE EVENTS OF DEFAULT. An event of default under the trust preferred securities guarantee will occur if we fail to make any of our required payments or perform our obligations under the trust preferred securities guarantee.

     The holders of at least a majority of the total liquidation amount of the trust preferred securities, excluding any trust preferred securities held by us or any of our affiliates, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power given to the Guarantee Trustee under the trust preferred securities guarantee.

     INFORMATION CONCERNING THE GUARANTEE TRUSTEE. The Guarantee Trustee under the trust preferred securities guarantee, other than during the occurrence and continuance of an event of default under the trust preferred securities guarantee, will only perform the duties that are specifically described in such trust preferred securities guarantee. After such a default, the Guarantee Trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of its powers as described in the trust preferred securities guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

     TERMINATION OF THE TRUST PREFERRED SECURITIES GUARANTEE. The trust preferred securities guarantee will terminate once the trust preferred securities are paid in full or upon distribution of the junior subordinated debt securities to the holders of the trust preferred securities. The trust preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust preferred securities guarantee.

     GOVERNING LAW. The trust preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and we to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and one or more shares of our preferred stock or fractions thereof or a debt security or a debt obligation of us or a third party, including a U.S. Treasury security. Our preferred stock or our debt security or the debt obligation of a third party may serve as collateral to secure the holders' obligations to purchase the shares of common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase contracts. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                    THE TRUST PREFERRED SECURITIES GUARANTEE
      AND THE JUNIOR SUBORDINATED NOTES HELD BY BANK UNITED CAPITAL TRUST

     We will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the trust has funds available for the payments, to the extent described under "Description of Offered Securities -- Guarantees." No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the trust preferred securities guarantee, the amended declaration and the junior subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of Bank United Capital Trust's obligations under the trust preferred securities.

     As long as we make payments of interest and other payments when due on the junior subordinated debt securities held by Bank United Capital Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by Bank United Capital Trust, primarily because:

          o the total principal amount of the junior subordinated debt securities will be equal to the sum of the total liquidation amount of the trust securities;

          o the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

               o we will pay for any and all costs, expenses and liabilities of Bank United Capital Trust except its obligations under its trust preferred securities; and

               o each amended declaration provides that Bank United Capital Trust will not engage in any activity that is not consistent with the limited purposes of Bank United Capital Trust.

     If and to the extent that we do not make payments on the junior subordinated debt securities, Bank United Capital Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the trust preferred securities guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the amended declaration to the extent we make a payment to you in any such legal action.

                              SELLING STOCKHOLDERS

     The selling stockholders are the general partners and some of the limited partners of Hyperion Partners L.P., a Delaware limited partnership, and three other entities with which an affiliate of Hyperion Partners has a fiduciary relationship. The applicable prospectus supplement for any offering of Class A common stock by selling stockholders will include the following information:

          o    the name of the selling stockholders;

          o    the number of shares held by each of the selling stockholders;

          o the percentage of the class of shares held by each of the selling stockholders; and

          o the number of shares of Class A common stock offered by each of the selling stockholders.

SELLING STOCKHOLDER LETTER AGREEMENT

     The following summary of the material provisions of the letter agreement that affects the selling stockholders is qualified in its entirety by reference to the letter agreement that we filed as an exhibit to the registration statement on Form S-1 (File No. 333-06229), which we filed with the Commission on August 7, 1996 in connection with our IPO. Please review the exhibit for further details not described in the summary in this section.

     In connection with our IPO in August, 1996, some of the holders of our common stock, including all of the selling stockholders with the exception of the FDIC, entered into a letter agreement with us. This letter agreement restricts the holders' ability to sell our common stock, other than the shares sold in the IPO, for a specific period of time. Under the terms of the letter agreement, each selling stockholder who retained shares of common stock following the IPO was not permitted to sell such shares for (1) one year after the IPO, if the stock was received in respect of general partnership interests in Hyperion Partners, or (2) six months after the IPO, if the stock was received in respect of limited partnership interests in Hyperion Partners (although a regulated New Jersey insurance company was permitted to sell shares in a private off-market transaction subject to Rule 144 limits and reasonable representations requested by the underwriters). Each holder of 5% or more of our common stock was permitted to sell up to 45% of such holder's shares of common stock in the IPO, except for certain affiliates of Lehman Brothers Inc., which were prohibited from selling any shares until August 8, 1998. Any other selling stockholder was permitted to sell up to 16% of its shares in the IPO. Each selling stockholder acknowledged that, except for shares that could have been sold under the IPO but were not sold at the election of a 5% stockholder, no 5% stockholder is permitted by our by-laws to acquire or transfer any shares of our capital stock for three years following the IPO (or upon termination of the letter agreement, if earlier) unless as of an earlier date our Board determines that such acquisition or transfer would not be reasonably likely to have a material adverse effect on our tax position.

     At March 31, 1999, 8,205,778 shares of our common stock were still subject to the restrictions of the letter agreement. The letter agreement was terminated for 7,887,436 shares on June 4, 1999 and will terminate for the remaining 318,342 shares on July 28, 1999.

     Under the letter agreement, we filed registration statements under the Securities Act with respect to 19,520,596 shares of Class A common stock held by the selling stockholders. We are obligated to take action to keep such registration statements effective, subject to occasional periods of suspension of effectiveness as necessary, until the first to occur of:

          o the date on which all shares of common stock registered under the registration statements have been sold;

          o    December 31, 1999; and

          o the date on which such registration under the Securities Act is no longer required to sell such shares without restriction.

     These registration statements, of which this prospectus forms a part, which register 8,205,778 shares still restricted under the letter agreement and the 966,037 shares that have not been registered is being filed in order to register the remaining common shares subject to our registration obligation under the letter agreement.

                              PLAN OF DISTRIBUTION

     We may sell Class A common stock, preferred stock, depositary shares, junior subordinated debt securities, Guarantees, stock purchase contracts or stock purchase units. Bank United Capital Trust may sell trust preferred securities; and the selling stockholders may sell Class A common stock. All of these securities may be offered in one or more of the following ways from time to time:

          o    to underwriters for resale to the public or to investors;

          o    directly to investors; or

          o    through agents to the public or to investors.

     The applicable prospectus supplements will contain the terms of the offering of the securities, including the name or names of any underwriters or agents, the initial public offering price of the securities and the proceeds to us, Bank United Capital Trust, or the selling stockholders, as the case may be, from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities of the series, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with us and/or Bank United Capital Trust and/or the selling stockholders to indemnification by us and/or Bank United Capital Trust and/or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

     Each series of offered securities will be a new issue of securities and will have no established trading market other than the Class A common stock, which is listed on the Nasdaq, Any Class A common stock sold under a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us, by Bank United Capital Trust or the selling stockholders for public offering and sale may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

     We cannot assure you that we, Bank United Capital Trust or the selling stockholders will offer or sell any securities under this prospectus.

     Neither we nor Bank United Capital Trust will receive any proceeds from the sales of shares of Class A common stock by the selling stockholders. We will, however, bear certain expenses in connection with the registration of the securities being offered under this prospectus by Bank United Capital Trust and the selling stockholders, including all costs incident to the offering and sale of the securities to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

     The selling stockholders, and any broker-dealer who acts in connection with the sale of the offered securities may be deemed to be an "underwriter" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the offered securities as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     We have not authorized anyone, including any salesman or broker, to give oral or written information about this offering that is different from the information included in this prospectus or that is not included in this prospectus.

                                 LEGAL MATTERS

     Wachtell, Lipton, Rosen & Katz, New York, New York will pass upon the validity of the Class A common stock, the preferred stock, the depositary shares, the trust preferred securities, the junior subordinated debt securities, the trust preferred securities guarantee, the stock purchase contracts, the stock purchase units and certain related matters and certain U.S. federal income tax matters for us, the selling stockholders and Bank United Capital Trust. Simpson Thacher & Bartlett, New York, New York will pass upon certain legal matters relating to the offered securities for the underwriters, as described in the applicable prospectus supplement.

                                    EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from Bank United Corp.'s Annual Report on Form 10-K for the year ended September 30, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference in this prospectus, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended December 31, 1998 and March 31, 1999 which are incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in Bank United Corp.'s Quarterly Report on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                          FORWARD-LOOKING INFORMATION

     Statements and financial discussion and analysis contained in this prospectus that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. The important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:

INTEREST RATES AND ECONOMY

          o    changes in interest rates and economic conditions;

          o changes in the levels of loan prepayments and the resulting effects on the value of our loan and servicing portfolios and the related hedging instruments;

          o changes in local economic and business conditions adversely affecting our borrowers and their ability to repay their loans according to their terms or impacting the value of the related collateral; and

          o changes in local economic and business conditions adversely affecting our customers other than borrowers and their ability to transact profitable business with us.

COMPETITION AND PRODUCT AVAILABILITY

          o Increased competition for deposits and loans adversely affecting rates and terms;

          o changes in availability of loans originated by other financial institutions or our ability to purchase such loans on favorable terms;

          o changes in availability of single family servicing rights in the marketplace and our ability to purchase such assets on favorable terms; and

          o various strategic alternatives that we consider from time to time, including acquisitions of other depository institutions, their assets or their liabilities on terms favorable to us, and our successful integration of any such acquisitions.

CHANGE IN OUR ASSET MIX

          o Increased credit risk in our assets and increased operating risk caused by an increase in commercial and consumer loans and a decrease in single family mortgage loans as a percentage of the total loan portfolio.

LIQUIDITY AND CAPITAL

          o Changes in the availability of funds resulting in increased costs or reduced liquidity;

          o    changes in our ability to pay dividends on our common stock; and

          o increased asset levels and changes in the composition of assets and the resulting impact on the Bank's capital levels and regulatory capital ratios.

SYSTEMS

          o Our ability to acquire, operate and maintain cost effective and efficient systems; and

          o our ability to complete our project to assess and resolve any Year 2000 problems on time.

PERSONNEL

          o The loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels.

REGULATORY, COMPLIANCE AND LEGAL

          o Changes in applicable statutes and government regulations or their interpretations;

          o claims of our noncompliance with statutory and regulatory requirements;

          o claims with respect to representations and warranties made by us to purchasers and insurers of mortgage loans and to purchasers of mortgage servicing rights; and

          o    changes in the status of litigation to which we are a party.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of registration statements that we filed with the Commission utilizing a "shelf" registration procedure. Under this shelf procedure, we, the selling stockholders and Bank United Capital Trust may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $830 million.

     This prospectus provides you with a general description of the securities that we, the selling stockholders or Bank United Capital Trust may offer. We will provide a prospectus supplement that will contain specific information about the terms of each offering of securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" below.

     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

     We are not offering the securities in any state where the offer is not permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

     The rules and regulations of the Commission allow us to omit some of the information included in the registration statement from this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities.

     In addition, we file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Commission:

  Public Reference Room  New York Regional Office  Chicago Regional Office
 450 Fifth Street, N.W.    7 World Trade Center        Citicorp Center
        Room 1024               Suite 1300         500 West Madison Street
 Washington, D.C. 20549  New York, New York 10048        Suite 1400
                                                      Chicago, Illinois
                                                         60661-2511

     You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information we've included in this prospectus. We incorporate by reference the documents listed below:

          o    Our Annual Report on Form 10-K for the year ended September 30,
               1998.

          o Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999.

          o Our Current Reports on Form 8-K filed on March 24, 1999, April 2, 1999 and June 9, 1999, as amended by current report on Form 8-K/A filed on June 23, 1999.

          o The description of our Class A common stock contained in our Form 8-A dated July 12, 1996.

          o Our Proxy Statement for the Annual Meeting of Stockholders dated February 10, 1999.

     We also incorporate by reference any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of the offering of the securities described in this prospectus.

     You may request a free copy of these filings by writing or calling us at the following address:

                               INVESTOR RELATIONS
                               BANK UNITED CORP.
                             3200 SOUTHWEST FREEWAY
                                   SUITE 3100
                               HOUSTON, TX 77027
                                 (713) 543-6926

     This prospectus does not contain or incorporate by reference any separate financial statements of Bank United Capital Trust. We do not believe that these financial statements are material to prospective holders of the trust preferred securities because:

          o all of the voting securities of Bank United Capital Trust will be owned, directly or indirectly, by us, and we are a reporting company under the Exchange Act;

          o Bank United Capital Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial ownership interests in its assets and investing these proceeds in the junior subordinated debt securities issued by us; and

          o the obligations of Bank United Capital Trust under the trust preferred securities are guaranteed by us to the extent described in this prospectus.

     Bank United Capital Trust is not currently subject to the informational reporting requirements of the Exchange Act. Bank United Capital Trust will become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part, although we and Bank United Capital Trust intend to seek and expect to receive exemptions from those reporting requirements from the Commission.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts except the Commission registration fee are estimated.

                ITEM                     AMOUNT
-------------------------------------   --------
Registration fee.....................   $ 41,700
Blue Sky fees and expenses...........      5,000
Printing and engraving expenses......     10,000
Legal fees and expenses..............     20,000
Accounting fees and expenses.........     20,000
Transfer Agent and Registrar fees....     10,000
Miscellaneous........................     10,000
                                        --------
     Total...........................   $116,700
                                        ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Bank United Corp. is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain litigation.

     Bank United Corp.'s Restated Certificate of Incorporation (the
"Certificate of Incorporation") provides that a director of Bank United Corp. will not be personally liable to Bank United Corp. or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to Bank United Corp. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Bank United Corp. or is or was serving at the request of Bank United Corp. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by Bank United Corp. to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Bank United Corp. to provide broader indemnification rights than said law permitted Bank United Corp. to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have Bank United Corp. pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of Bank United Corp. thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Certificate of Incorporation also specifically authorizes the Registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the Registrant.

     Article 4 of the Amended and Restated Declaration of Trust of Bank United Capital Trust (the "Amended Declaration") provides for the indemnification by Bank United Corp. of the Property Trustee and the Delaware Trustee. Article 9 of the Amended Declaration provides for the indemnification of the Regular Trustee, the Property Trustee and the Delaware Trustee, and their affiliates, by Bank United Capital Trust.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES

     (a)  EXHIBITS

     The following Exhibits are filed herewith or incorporated herein by reference:

      EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-------------------------------------------------------------
           1.1*      -- Form of Underwriting Agreement
                        relating to Class A common stock.
           1.2*      -- Form of Underwriting Agreement
                        relating to trust preferred
                        securities.
           1.3*      -- Form of Underwriting Agreement
                        relating to stock purchase units.
           3.1**     -- Form of Restated Certificate of
                        Incorporation of Bank United Corp.,
                        as amended (incorporated by reference
                        to Exhibit 3.1 to Form S-1,
                        Registration No. 333-06229).
           3.2**     -- Form of By-Laws of Bank United Corp.
                        (incorporated by reference to Exhibit
                        3.2 to Form S-1, Registration No.
                        333-06229).
           4.1**     -- Form of Class A Common Stock
                        (incorporated by reference to Form
                        8-A filed July 15, 1996).
           4.2*      -- Form of certificate of designation
                        with respect to preferred stock.
           4.3*      -- Form of Deposit Agreement.
           4.4*      -- Form of Depositary Receipt (included
                        in Exhibit 4.3).
           4.5**     -- Form of Amended and Restated
                        Declaration of Trust of Bank United
                        Capital Trust.
           4.6**     -- Certificate of Trust of Bank United
                        Capital Trust.
           4.7**     -- Form of junior subordinated indenture
                        between Bank United Corp. and Bank of
                        New York, Indenture Trustee.
           4.8**     -- Form of trust preferred securities
                        guarantee between Bank United Corp.
                        and Bank of New York, Guarantee
                        Trustee.
           4.9**     -- Form of certificate of junior
                        subordinated debt securities
                        (included in Exhibit 4.7 above).
           4.10**    -- Form of certificate of trust
                        preferred securities of Bank United
                        Capital Trust (included in Exhibit
                        4.5 above).
           4.11*     -- Form of Purchase Contract Agreement

      EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-------------------------------------------------------------
           4.12*     -- Form of Pledge Agreement
           4.13*     -- Form of Remarketing Agreement
           5.1*      -- Opinion of Wachtell, Lipton, Rosen &
                        Katz.
           5.4*      -- Opinion of Richards, Layton & Finger,
                        special Delaware counsel, as to
                        legality of the securities to be
                        issued by Bank United Capital Trust.
           8.1*      -- Opinion of Wachtell, Lipton, Rosen &
                        Katz as to certain federal income tax
                        matters.
          12.1**     -- Computation of ratio of earnings to
                        fixed charges and earnings to
                        combined fixed charges and preferred
                        dividends.
          15.1       -- Letter from Deloitte & Touche LLP regarding
                        unaudited interim financial information.
          23.1       -- Consent of Deloitte & Touche LLP.
          23.2       -- Consent of Wachtell, Lipton, Rosen &
                        Katz (included in Exhibit 5.1).
          23.5       -- Consent of Richards, Layton & Finger
                        (included in Exhibit 5.4).
          23.6       -- Consent of Wachtell, Lipton, Rosen &
                        Katz (included in Exhibit 8.1).
          24.1       -- Power of Attorney (included on
                        signature page II-6 of this
                        Registration Statement).
          25.1**     -- Form T-1 Statement of Eligibility of
                        Bank of New York, Delaware to act as
                        Property Trustee and Delaware Trustee
                        under the Amended and Restated
                        Declaration of Trust of Bank United
                        Capital Trust.
          25.2**     -- Form T-1 Statement of Eligibility of
                        Bank of New York to act as Indenture
                        Trustee under the junior subordinated
                        indenture.
          25.3**     -- Form T-1 Statement of Eligibility of
                        Bank of New York to act as Guarantee
                        Trustee under the trust preferred
                        securities guarantee of Bank United
                        Capital Trust.

------------
 * To be filed by amendment or by filing of a Form 8-K subsequently incorporated by reference.

** Previously filed.

     (b)  FINANCIAL STATEMENTS AND SCHEDULES

     Either not applicable or shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum total offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by each Registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) For purposes of determining any liability under the Securities Act, each filing of the each Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of each of the Registrants pursuant to the DGCL, the organizational documents of the Registrants, indemnification agreements entered into between Registrants and their officers, directors or trustees, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, trustee or controlling person of the Registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, trustee or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, each of the undersigned Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 or amendment thereto and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on July 27, 1999.

                                               BANK UNITED CAPITAL TRUST
                                               (Registrant)


                                               By:BANK UNITED CORP., as Sponsor
                                               By: /s/ BARRY C. BURKHOLDER
                                               Name: Barry C. Burkholder
                                               Title: Chief Executive Officer

                                               BANK UNITED CORP.
                                               (Registrant)


                                               By: /s/ ANTHONY J. NOCELLA
                                               Name: Anthony J. Nocella
                                               Title: Vice Chairman

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Barry C. Burkholder as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on July 27, 1999.

                     SIGNATURE                                                  TITLE
---------------------------------------------------  ------------------------------------------------------------
/s/BARRY C. BURKHOLDER                               Principal Executive Officer; Director
Barry C. Burkholder

/s/ANTHONY J. NOCELLA                                Principal Financial and Accounting Officer; Director
Anthony J. Nocella

                                                     Director
Lewis S. Ranieri

/s/LAWRENCE CHIMERINE                                Director
Lawrence Chimerine

/s/DAVID M. GOLUSH                                   Director
David M. Golush

/s/PAUL M. HORVITZ                                   Director
Paul M. Horvitz

                                                     Director
Alan E. Master

                                                     Director
Salvatore A. Ranieri

                                                     Director
Scott A. Shay

/s/PATRICIA A. SLOAN                                 Director
Patricia A. Sloan

/s/MICHAEL S. STEVENS                                Director
Michael S. Stevens

/s/KENDRICK R. WILSON III                            Director
Kendrick R. Wilson III

                                INDEX TO EXHIBITS


      EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-------------------------------------------------------------
           1.1*      -- Form of Underwriting Agreement
                        relating to Class A common stock.
           1.2*      -- Form of Underwriting Agreement
                        relating to trust preferred
                        securities.
           1.3*      -- Form of Underwriting Agreement
                        relating to stock purchase units.
           3.1**     -- Form of Restated Certificate of
                        Incorporation of Bank United Corp.,
                        as amended (incorporated by reference
                        to Exhibit 3.1 to Form S-1,
                        Registration No. 333-06229).
           3.2**     -- Form of By-Laws of Bank United Corp.
                        (incorporated by reference to Exhibit
                        3.2 to Form S-1, Registration No.
                        333-06229).
           4.1**     -- Form of Class A Common Stock
                        (incorporated by reference to Form
                        8-A filed July 15, 1996).
           4.2*      -- Form of certificate of designation
                        with respect to preferred stock.
           4.3*      -- Form of Deposit Agreement.
           4.4*      -- Form of Depositary Receipt (included
                        in Exhibit 4.3).
           4.5**     -- Form of Amended and Restated
                        Declaration of Trust of Bank United
                        Capital Trust.
           4.6**     -- Certificate of Trust of Bank United
                        Capital Trust.
           4.7**     -- Form of junior subordinated indenture
                        between Bank United Corp. and Bank of
                        New York, Indenture Trustee.
           4.8**     -- Form of trust preferred securities
                        guarantee between Bank United Corp.
                        and Bank of New York, Guarantee
                        Trustee.
           4.9**     -- Form of certificate of junior
                        subordinated debt securities
                        (included in Exhibit 4.7 above).
           4.10**    -- Form of certificate of trust
                        preferred securities of Bank United
                        Capital Trust (included in Exhibit
                        4.5 above).
           4.11*     -- Form of Purchase Contract Agreement

      EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-------------------------------------------------------------
           4.12*     -- Form of Pledge Agreement
           4.13*     -- Form of Remarketing Agreement
           5.1*      -- Opinion of Wachtell, Lipton, Rosen &
                        Katz.
           5.4*      -- Opinion of Richards, Layton & Finger,
                        special Delaware counsel, as to
                        legality of the securities to be
                        issued by Bank United Capital Trust.
           8.1*      -- Opinion of Wachtell, Lipton, Rosen &
                        Katz as to certain federal income tax
                        matters.
          12.1**     -- Computation of ratio of earnings to
                        fixed charges and earnings to
                        combined fixed charges and preferred
                        dividends.
          15.1       -- Letter from Deloitte & Touche LLP regarding
                        unaudited interim financial information.
          23.1       -- Consent of Deloitte & Touche LLP.
          23.2       -- Consent of Wachtell, Lipton, Rosen &
                        Katz (included in Exhibit 5.1).
          23.5       -- Consent of Richards, Layton & Finger
                        (included in Exhibit 5.4).
          23.6       -- Consent of Wachtell, Lipton, Rosen &
                        Katz (included in Exhibit 8.1).
          24.1       -- Power of Attorney (included on
                        signature page II-6 of this
                        Registration Statement).
          25.1**     -- Form T-1 Statement of Eligibility of
                        Bank of New York, Delaware to act as
                        Property Trustee and Delaware Trustee
                        under the Amended and Restated
                        Declaration of Trust of Bank United
                        Capital Trust.
          25.2**     -- Form T-1 Statement of Eligibility of
                        Bank of New York to act as Indenture
                        Trustee under the junior subordinated
                        indenture.
          25.3**     -- Form T-1 Statement of Eligibility of
                        Bank of New York to act as Guarantee
                        Trustee under the trust preferred
                        securities guarantee of Bank United
                        Capital Trust.

------------
 * To be filed by amendment or by filing of a Form 8-K subsequently incorporated by reference.

** Previously filed.